Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Statement by Experts" and to the use of our reports dated August 26, 2013 in the Registration Statement on Form 20-F of Can-Fite BioPharma Ltd., dated September 09, 2013.

Yours truly,

/s/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
September 09, 2013	A Member of Ernst & Young Global